UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2023

VIVINT SMART HOME, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38246	98-1380306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4931 North 300 West Provo, UT	84604
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (801) 377-9111

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	VVNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed, on December 6, 2022, Vivint Smart Home, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, NRG Energy, Inc., a Delaware corporation (“Parent”), and Jetson Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, on March 10, 2023 (the “Closing Date”), Merger Sub merged with and into the Company (the “Merger”). As a result of the Merger, the Company became a wholly owned subsidiary of Parent.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth in the Introductory Note and under Item 5.01 is incorporated by reference into this Item 2.01.

At the effective time of the Merger (the “Effective Time”), each share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”) (other than shares held by the Company (including shares held in treasury), Parent or any of their respective wholly-owned subsidiaries) was converted into the right to receive $12.00 in cash, without interest (the “Merger Consideration”).

Pursuant to the Merger Agreement, at the Effective Time, each of the Company’s equity awards granted under the Company’s stock plans outstanding as of the Effective Time, except as set forth below, was converted into a corresponding award with respect to Parent common stock, with the number of shares underlying such award adjusted based on the Merger Consideration divided by the average of the closing sale price of Parent common stock for the 10 consecutive full trading days ending on the trading day immediately preceding the Closing Date (the “Exchange Ratio”). Certain restricted stock units held by the Company’s chief executive officer were cancelled for no consideration. Certain restricted stock units outstanding as of the Effective Time and held by non-employee directors and certain stock appreciation rights, in each case, were cancelled and converted into the right to receive an amount in cash calculated based on the Merger Consideration.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement. A copy of the Merger Agreement was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 6, 2022, and is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and under Item 2.01 is incorporated by reference into this Item 3.01.

In connection with the completion of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) on the Closing Date that a certificate of merger was filed with the Secretary of State of the State of Delaware and that, at the Effective Time, each outstanding share of Common Stock was converted into the right to receive the Merger Consideration pursuant to the Merger Agreement as described under Item 2.01. The Company requested that the NYSE delist the Common Stock and, as a result, trading of the Common Stock was suspended prior to the opening of the NYSE on the Closing Date. The Company also requested that the NYSE file a Form 25 with the SEC notifying the SEC of the delisting of the Common Stock and the withdrawal of registration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Following the effectiveness of the Form 25, the Company intends to file with the SEC a Form 15 regarding the termination of registration of the Common Stock under the Exchange Act and the suspension of the Company’s reporting obligations with respect to the Common Stock.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 3.01 and 5.03 is incorporated by reference into this Item 3.03.

At the Effective Time, each outstanding share of Common Stock was converted into the right to receive the Merger Consideration as described under Item 2.01 and each holder of shares of Common Stock immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company (other than the right to receive the Merger Consideration).

Item 5.01	Change in Control of Registrant.

The information set forth in the Introductory Note and under Items 2.01 and 5.02 is incorporated by reference into this Item 5.01.

As a result of the completion of the Merger, a change in control of the Company occurred and the Company became a wholly owned subsidiary of Parent.

A total of approximately $2.6 billion in cash will be paid to the Company’s stockholders as consideration for the Merger. Parent will use net proceeds from offerings of its senior secured first lien notes and shares of preferred stock, borrowings under Parent’s receivables facility, revolving facility and cash on hand, to fund the aggregate consideration payable in the Merger and to pay fees and expenses related to the Merger.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and under Item 2.01 is incorporated by reference into this Item 5.02.

In connection with the completion of the Merger (and not as a result of any disagreement with the Company), at the Effective Time, each of the Company’s directors immediately prior to the Effective Time ceased to be directors of the Company. In accordance with the terms of the Merger Agreement, at the Effective Time, Mauricio Gutierrez, the sole director of Merger Sub, became a director of the Company. In connection with the completion of the Merger, Alberto Fornaro and Rasesh Patel were appointed directors of the Company effective as of the Effective Time.

In accordance with the terms of the Merger Agreement, the officers of the Company immediately prior to the Effective Time became the officers of the Company at the Effective Time. In connection with the completion of the Merger, effective as of the Effective Time, David H. Bywater, Dana C. Russell and Garner Meads, who were officers of the Company, ceased to be officers of the Company. Rasesh Patel, Todd Santiago and Daniel Garen, who were officers of the Company immediately prior to the Effective Time will continue as officers of the Company. In connection with the completion of the Merger, effective as of the Effective Time, David Porter, Kevin L. Cole and Christine Zoino were appointed as officers of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and under Item 2.01 is incorporated by reference into this Item 5.03.

At the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, was amended and restated to be the certificate of incorporation attached hereto as Exhibit 3.1, which is incorporated by reference into this Item 5.03.

At the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, became the bylaws of the Company as the surviving corporation in the Merger (except that all references to the name of Merger Sub were replaced with references to the name of the Company), a copy of which is attached hereto as Exhibit 3.2 and is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of December 6, 2022, by and among Vivint Smart Home, Inc., NRG Energy, Inc. and Jetson Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2022)

3.1	Amended and Restated Certificate of Incorporation of Vivint Smart Home, Inc.

3.2	Bylaws of Vivint Smart Home, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVINT SMART HOME, INC.

By:	/s/ Garner B. Meads, III
Name:	Garner B. Meads, III
Title:	Chief Legal Officer and Secretary

Date: March 10, 2022